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                  GENERAL AMERICAN TRANSPORTATION CORPORATION

                                       TO

                            THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),

                                    Trustee


                         FOURTH SUPPLEMENTAL INDENTURE
                         Dated as of December __,  1995

                    To Indenture dated as of October 1, 1987
                (as supplemented by First Supplemental Indenture
                           dated as of May 15, 1988,
                         Second Supplemental Indenture
                         dated as of March 15, 1990 and
                          Third Supplemental Indenture
                           dated as of June 15, 1990)
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        THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of December __, 1995, between GENERAL AMERICAN TRANSPORTATION CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee"), as Trustee under an Indenture dated as of October 1, 1987, as supplemented by a First Supplemental Indenture dated as of May 15, 1988, a Second Supplemental Indenture dated as of March 15, 1990 and a Third Supplemental Indenture dated as of June 15, 1990 (such Indenture, as so supplemented, being herein called the "Indenture").


                              W I T N E S S E T H:

        WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, providing for the issuance from time to time of one or more Series of Securities (such terms and all other capitalized terms used but not defined in this Fourth Supplemental Indenture having the meanings assigned to them in the Indenture); and

        WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Fourth Supplemental Indenture in order to amend the Indenture as set forth herein; and

        WHEREAS, this Fourth Supplemental Indenture is being entered into pursuant to subsections (1) and (5) of Section 9.01 of the Indenture which provide that a supplemental indenture may be entered into by the Company and the Trustee without the consent of the Securityholders to cure any ambiguity, defect or inconsistency in the Indenture or in the Securities of any Series and to make any change that does not adversely affect the rights of any Securityholder; and

        WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.


        NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of any Series originally issued on or after the date hereof, as follows:

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                                   ARTICLE I

        With respect to all Series of Securities issued after the date hereof, the following definition of Consolidated Tangible Net Worth shall be applicable in lieu of the definition set forth in Section 1.01 of the Indenture:

        The term "Consolidated Tangible Net Worth" means the consolidated shareholder's equity of the Company and its subsidiaries, as reflected on the consolidated balance sheet of the Company at the conclusion of the immediately preceding fiscal quarter for which such determination is made, less the amount of intangible assets (including, without limitation, franchises, patents and patent applications, trademarks and brand names, goodwill, research and development expenses, and all write-ups in the book value of any asset (excluding write-ups of assets resulting from the application of principles of purchase accounting with respect to acquisitions made by the Company)).


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        IN WITNESS WHEREOF, General American Transportation Corporation has
caused this Fourth Supplemental Indenture to be signed in its corporate name and acknowledged by one of its duly authorized officers, and its corporate seal to be affixed hereunto or impressed hereon, and the same to be attested by its Secretary or an Assistant Secretary, and The Chase Manhattan Bank (National Association), Trustee, has caused this Fourth Supplemental Indenture to be signed and acknowledged by one of its vice-presidents, has caused its corporate seal to be affixed hereto or impressed hereon, and the same to be attested by one of its assistant secretaries, as of the day and year first written above.


                                    GENERAL AMERICAN
                                    TRANSPORTATION CORPORATION

                                    By:
                                        -------------------------

[Corporate Seal]

Attest:


---------------------------




                                    THE CHASE MANHATTAN BANK
                                    (NATIONAL ASSOCIATION), TRUSTEE

                                    By:
                                        -------------------------
                                              Vice President

[Corporate Seal]

Attest:


---------------------------
    Assistant Secretary





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